Exhibit 99.1

Tenneco Delivers Strong First Quarter 2021 Results

Posts robust revenue growth and margin expansion; cash flow discipline continues

Raising 2021 full-year outlook; initiating outlook for second quarter

LAKE FOREST, Ill., May 6, 2021 /PRNewswire/ -- Tenneco (NYSE: TEN) today announced results for the first quarter ended March 31, 2021, including the following:

  First quarter 2021 total revenue climbed 23% year-over-year to $4.7 billion. Value-add revenue for the first quarter 2021 increased to $3.6 billion, 13% higher versus the first quarter of last year, excluding positive currency impact of $104 million.
  The Company reported first quarter 2021 net income of $65 million, or $0.79 per diluted share, versus a net loss of $839 million or $(10.34) per diluted share last year. Adjusted net income for the first quarter 2021 was $90 million, or $1.09 per diluted share.
  First quarter 2021 EBIT* was $204 million, compared with a loss of $845 million in first quarter 2020. EBIT as a percent of revenue increased to 4.3% versus -22.0% in the prior year.
  First quarter 2021 adjusted EBITDA** jumped 62% to $388 million, compared to $239 million in the first quarter of the prior year. Adjusted EBITDA as a percent of value-add revenue was 10.7%, a 310 basis point increase year-over-year.
  Seasonally better first quarter 2021 cash flow and higher earnings resulted in a 0.4x improvement in net leverage ratio compared to December 31, 2020.
  Quarter-end liquidity of $2.1 billion, including no balance drawn on the $1.5 billion revolving credit facility.
  During the quarter, the Company completed refinancing to extend debt maturities of $800 million from 2024 to 2029, enhancing the Company's maturity profile and increasing financial flexibility.

"The Tenneco team continues to build on the positive momentum from the second half of last year and delivered strong Q1 results. Our disciplined performance focus, including our Accelerate+ program, resulted in margin expansion in all operating segments and better free cash flow performance," said Brian Kesseler, Tenneco CEO. "We're proud of the dedication of our team and their continuing progress on performance improvement."

Outlook
Tenneco is raising its full-year 2021 financial outlook***, and providing an outlook for the second quarter 2021:

Full Year 2021 - Revised		Second Quarter 2021
Revenue	$17.6-18.1B	Revenue	$4.35-4.55B
Value-Add Revenue	$13.5-14B	Value-Add Revenue	$3.3-3.5B
Adjusted EBITDA**	$1.35-1.45B	Adjusted EBITDA**	$325-355M
Net Debt (1)	Less than $4.2B	Net Leverage Target	~3.0x

(1) Total debt net of total cash balances.
* EBIT: Earnings before interest expense, income taxes and noncontrolling interests.
** Adjusted EBITDA: Adjusted earnings before interest expense, income taxes, noncontrolling interests, and depreciation and amortization.
*** At the midpoint, the Company estimates 2021 value-add adjusted EBITDA margin will increase 150 basis points year-over-year to 10.2%, a 20 basis point improvement from prior guidance.

"Based on our strong first quarter performance we are raising our full year 2021 guidance with improved revenue, margin and cash flow," Kesseler added. "We remain laser-focused on creating shareholder value in the near-term through debt reduction, and long-term by driving sustained growth from prioritized investments in the Motorparts, Performance Solutions and CTOHI business lines."

Earnings Conference Call Details
The Company will report its first quarter 2021 financial results before the market opens on Thursday, May 6, 2021 and host a webcast conference call the same day at 9:30 a.m. ET. The purpose of the call is to discuss the Company's financial results for the first quarter 2021, as well as to provide other information regarding the company's outlook.

A live "listen only" webcast and presentation materials will be available on the investor section of the company's website at https://investors.tenneco.com. An archive of the webcast will be available approximately one hour after conclusion of the call for one year.

Telephone participants are encouraged to pre-register for the conference call using the following link:

https://dpregister.com/sreg/10154604/e68fe5b068

Callers who pre-register will be given a conference passcode and unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.

Those without internet access or unable to pre-register may dial in, using the passcode "Tenneco Inc."
PARTICIPANT DIAL IN (TOLL FREE): 1-833-366-1121
PARTICIPANT INTERNATIONAL DIAL IN: 1-412-902-6733

Annual Meeting
The Tenneco Board of Directors has scheduled the company's annual meeting of shareholders for Friday, May 14, 2021 at 10:00 a.m. CT. The record date for shareholders eligible to vote at the meeting is March 24, 2021. This year's annual meeting will be held entirely online to allow for greater participation in light of the public health impact of the COVID-19 pandemic.

Attachment 1
Statements of Income (Loss) – 3 months
Balance Sheets
Statements of Cash Flows – 3 Months

Attachment 2
Reconciliation of GAAP to Non-GAAP Earnings Measures – 3 Months
Reconciliation of GAAP Revenue and Earnings to Non-GAAP Revenue and Earnings Measures – 3 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 Months
Reconciliation of Non-GAAP Measures – Debt Net of Total Cash/Adjusted LTM EBITDA including noncontrolling interests
Reconciliation of GAAP to Non-GAAP Revenue Measures – Original Equipment, Original Equipment Service and Aftermarket Revenue – 3 Months
Reconciliation of GAAP to Non-GAAP Revenue and Earnings Measures – Q2, Q3, Q4 and FY 2020 Recast

About Tenneco
Tenneco is one of the world's leading designers, manufacturers and marketers of automotive products for original equipment and aftermarket customers, with full year 2020 revenues of $15.4 billion and approximately 73,000 team members working at more than 270 sites worldwide. Through our four business groups, Motorparts, Performance Solutions♦, Clean Air and Powertrain, Tenneco is driving advancements in global mobility by delivering technology solutions for diversified global markets, including light vehicle, commercial truck, off-highway, industrial, motorsport and the aftermarket.

Visit www.tenneco.com to learn more.

Investors and others should note that Tenneco routinely posts important information on its website and considers the Investor section, www.investors.tenneco.com, a channel of distribution.

♦ Please see attachment 1 for information on the name change of the Ride Performance segment to "Performance Solutions."

About Guidance
Revenue estimates and other forecasted information in this release are based on OE manufacturers' programs that have been formally awarded to the company; programs where Tenneco is highly confident that it will be awarded business based on informal customer indications consistent with past practices; and Tenneco's status as supplier for the existing program and its relationship with the customer. This information is also based on anticipated vehicle production levels and pricing, including precious metals pricing and the impact of material cost changes. Unless otherwise indicated, our methodology does not attempt to forecast currency fluctuations, and accordingly, reflects constant currency. Certain elements of the restructuring and related expenses, legal settlements, substrate pricing, and other unusual charges we incur from time to time cannot be forecasted accurately. In this respect, we are not able to forecast corresponding GAAP measures without unreasonable efforts on account of these factors and other factors not in our control.

Safe Harbor
This press release contains forward-looking statements. The words "will," "would," "could," "expect," "anticipate," and similar expressions (and variations thereof), identify these forward-looking statements. These forward-looking statements are based on the current expectations of the Company (including its subsidiaries). Because these statements involve risks and uncertainties, actual results may differ materially from the expectations expressed in the forward-looking statements.

Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include: general economic, business, market and social conditions, including the effects of the COVID-19 pandemic; disasters, local and global public health emergencies or other catastrophic events, where we or our customers do business, and any resultant disruptions; our ability (or inability) to successfully execute cost reduction, performance improvement and other plans, including our plans in response to the COVID-19 pandemic and our previously announced accelerated performance improvement plan ("Accelerate"), and to realize the anticipated benefits from these plans; changes in capital availability or costs, including increases in our cost of borrowing (i.e., interest rate increases), the amount of our debt, our ability to access capital markets at favorable rates, and the credit ratings of our debt and our financial flexibility to respond to COVID-19 pandemic; our ability to maintain compliance with the agreements governing our indebtedness and otherwise have sufficient liquidity through the COVID-19 pandemic; our working capital requirements; our ability to source and procure needed materials, components and other products, and services in accordance with customer demand and at competitive prices; the cost and outcome of existing and any future claims, legal proceedings or investigations; changes in consumer demand for our OE products or aftermarket products, prices and our ability to have our products included on top selling vehicles, including any shifts in consumer preferences; the continued evolution of the automotive industry towards car and ride sharing and autonomous vehicles; to the announced plans, in an effort to reduce greenhouse gas emissions, of governments and vehicle manufacturers to limit production of diesel and gasoline powered vehicles in various national and local jurisdictions globally; the cyclical nature of the global vehicle industry, including the performance of the global aftermarket sector and the impact of vehicle parts' longer product lives; changes in automotive and commercial vehicle manufacturers' production rates and their actual and forecasted requirements for our products, due to difficult economic conditions and/or regulatory or legal changes affecting internal combustion engines and/or aftermarket products; our dependence on certain large customers, including the loss of any of our large OE manufacturer customers (on whom we depend for a substantial portion of our revenues), or the loss of market shares by these customers if we are unable to achieve increased sales to other OE-customers or any change in customer demand due to delays in the adoption or enforcement of worldwide emissions regulations; the overall highly competitive nature of the automotive and commercial vehicle parts industries, and any resultant inability to realize the sales represented by our awarded book of business (which is based on anticipated pricing and volumes over the life of the applicable program); risks inherent in operating a multi-national company; damage to the reputation of one or more of our leading brands; industry-wide strikes, labor disruptions at our facilities or any labor or other economic disruptions at any of our significant customers or suppliers or any of our customers' other suppliers; changes in distribution channels or competitive conditions in the markets and countries where we operate; customer acceptance of new products; our ability to successfully integrate, and benefit from, any acquisitions that we complete; the potential impairment in the carrying value of our long-lived assets, goodwill, and other intangible assets or the inability to fully realize our deferred tax assets; increases in the costs of raw materials or components, including our ability to successfully reduce the impact of any such cost increases through materials substitutions, cost reduction initiatives, customer recovery and other methods; the impact of the extensive, increasing, and changing laws and regulations to which we are subject, including environmental laws and regulations, which may result in our incurrence of environmental liabilities in excess of the amount reserved or increased costs or loss of revenues relating to products subject to changing regulation; and the timing and occurrence (or non-occurrence) of other transactions, events and circumstances which may be beyond our control.

In addition, statements regarding the Company's ongoing review of strategic alternatives and the potential separation of the Company into a powertrain technology company and an aftermarket and ride performance company constitute forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include (in addition to the risks set forth above): the ability to identify and consummate strategic alternatives that yield additional value for shareholders; the timing, benefits and outcome of the Company's strategic review process; the structure, terms and specific risk and uncertainties associated with any potential strategic alternative; potential disruptions in our business and stock price as a result of our exploration, review and pursuit of any strategic alternatives; the possibility that the Company may not complete a separation of the aftermarket and ride performance business from the powertrain technology business (or achieve some or all of the anticipated benefits of such a separation on the timeline contemplated or at all); the ability to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners; the potential diversion of management's attention resulting from a separation or other strategic alternative; the risk the combined company and each separate company following a separation will underperform relative to our expectations; the ongoing transaction costs and risk that we may incur greater costs following a separation of the business or other strategic alternative; and the risk a separation is determined to be a taxable transaction.

The risks included here are not exhaustive. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. Additional information regarding these risk factors and uncertainties is, and will be, detailed from time to time in the Company's SEC filings, including but not limited to its annual report on Form 10-K for the year ended December 31, 2020.

Investor inquiries:
Linae Golla
847-482-5162
lgolla@tenneco.com

Rich Kwas
248-849-1340
rich.kwas@tenneco.com

Media inquiries:
Bill Dawson
847-482-5807
bdawson@tenneco.com

ATTACHMENT 1
TENNECO INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
Unaudited
(millions, except per share amounts)

	Three Months Ended March 31,
	2021	2020*
Net sales and operating revenues:
Motorparts	$719	$706
Performance Solutions	787	669
Clean Air - Value-add revenues	1,036	845
Clean Air - Substrate sales	1,088	700
Powertrain	1,101	916
Total net sales and operating revenues	4,731	3,836
Costs and expenses:
Cost of sales (exclusive of depreciation and amortization)	4,061	3,339
Selling, general, and administrative	255	249
Depreciation and amortization	155	171
Engineering, research, and development	72	77
Restructuring charges, net and asset impairments	25	484
Goodwill and intangible impairment charges	—	383
Total costs and expenses	4,568	4,703
Other income (expense):
Non-service pension and other postretirement benefit (costs) credits	3	1
Equity in earnings (losses) of nonconsolidated affiliates, net of tax	22	13
Gain (loss) on extinguishment of debt	8	—
Other income (expense), net	8	8
	41	22
Earnings (loss) before interest expense, income taxes, and noncontrolling interests	204	(845)
Interest expense	(70)	(75)
Earnings (loss) before income taxes and noncontrolling interests	134	(920)
Income tax (expense) benefit	(47)	94
Net income (loss)	87	(826)
Less: Net income (loss) attributable to noncontrolling interests	22	13
Net income (loss) attributable to Tenneco Inc.	$65	$(839)

Basic earnings (loss) per share:
Earnings (loss) per share	$0.80	$(10.34)
Weighted average shares outstanding	82.0	81.2
Diluted earnings (loss) per share:
Earnings (loss) per share	$0.79	$(10.34)
Weighted average shares outstanding	82.5	81.2
_______________________________________

* Beginning in the first quarter of 2021, the Company made a change to its operating segments. This change consisted of moving a reporting unit within the Powertrain segment to the Ride Performance segment. In addition, with this change to its segments, Ride Performance was renamed Performance Solutions. As such, prior period operating segment results have been conformed to reflect the Company's current operating segments.

ATTACHMENT 1
TENNECO INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(dollars in millions)

	March 31, 2021		December 31, 2020
Assets
Cash and cash equivalents	$626		$798
Restricted cash	5		5
Receivables, net	2,822	(a)	2,528	(a)
Inventories	1,830		1,743
Prepayments and other current assets	589		619
Other noncurrent assets	3,010		3,102
Property, plant, and equipment, net	2,955		3,057
Total assets	$11,837		$11,852
Liabilities and Shareholders' Equity
Short-term debt, including current maturities of long-term debt	$124		$162
Accounts payable	3,090		2,917
Accrued compensation and employee benefits	431		365
Accrued income taxes	65		54
Accrued expenses and other current liabilities	1,053		1,188
Long-term debt	5,111	(b)	5,171	(b)
Deferred income taxes	94		89
Pension and postretirement benefits	1,062		1,101
Deferred credits and other liabilities	511		546
Redeemable noncontrolling interests	87		78
Total Tenneco Inc. shareholders' equity (deficit)	(96)		(119)
Noncontrolling interests	305		300
Total liabilities, redeemable noncontrolling interests, and equity	$11,837		$11,852

	March 31, 2021		December 31, 2020
(a) Accounts receivable net of:
Accounts receivable outstanding and derecognized	$976		$956

(b) Long-term debt composed of:
Revolver Borrowings	$—		$—
LIBOR plus 2.25% Term Loan A due 2019 through 2023(1)	1,490		1,520
LIBOR plus 3.00% Term Loan B due 2019 through 2025	1,610		1,612
$225 million of 5.375% Senior Notes due 2024	223		223
$500 million of 5.000% Senior Notes due 2026	495		494
€300 million of Euribor plus 4.875% Euro Floating Rate Notes due 2024(2)	—		370
€350 million of 5.000% Euro Fixed Rate Notes due 2024(2)	—		445
$500 million of 7.875% Senior Secured Notes due 2029	490		489
$800 million of 5.125% Senior Secured Notes due 2029(3)	786		—
Other Debt, primarily foreign instruments	23		23
	5,117		5,176
Less: maturities classified as current	6		5
Total long-term debt	$5,111		$5,171
____________________________
(1)	The interest rate on Term Loan A at December 31, 2020 was LIBOR plus 2.50%.
(2)	The Company satisfied and discharged all of its 4.875% Euro Floating Rate Notes due 2024 and 5.000% Euro Fixed Rate Notes due 2024 on March 17, 2021.
(3)	On March 17, 2021, the Company issued $800 million aggregate principal amount of 5.125% senior secured notes due April 15, 2029.

ATTACHMENT 1
TENNECO INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited
(dollars in millions)

	Three Months Ended March 31,
	2021	2020
Operating Activities
Net income (loss)	$87	$(826)
Adjustments to reconcile net income (loss) to cash (used) provided by operating activities:
Goodwill and intangible impairment charges	—	383
Depreciation and amortization	155	171
Deferred income taxes	(4)	(166)
Stock-based compensation	5	2
Restructuring charges and asset impairments, net of cash paid	—	454
Change in pension and other postretirement benefit plans	(1)	(19)
Equity in earnings of nonconsolidated affiliates	(22)	(13)
Cash dividends received from nonconsolidated affiliates	57	13
Loss (gain) on sale of assets and other	(9)	—
Changes in operating assets and liabilities:
Receivables	(452)	139
Inventories	(120)	(73)
Payables and accrued expenses	240	(136)
Accrued interest and accrued income taxes	8	29
Other assets and liabilities	6	(110)
Net cash (used) provided by operating activities	(50)	(152)
Investing Activities
Proceeds from sale of assets	7	2
Net proceeds from sale of business	1	—
Cash payments for property, plant, and equipment	(95)	(137)
Proceeds from deferred purchase price of factored receivables	115	56
Other	—	2
Net cash (used) provided by investing activities	28	(77)
Financing Activities
Proceeds from term loans and notes	813	67
Repayments of term loans and notes	(862)	(84)
Debt issuance costs of long-term debt	(11)	(8)
Borrowings on revolving lines of credit	1,382	3,161
Payments on revolving lines of credit	(1,394)	(2,659)
Issuance (repurchase) of common shares	(2)	(1)
Net increase (decrease) in bank overdrafts	—	(2)
Distributions to noncontrolling interest partners	(7)	(2)
Other	(49)	11
Net cash (used) provided by financing activities	(130)	483
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(20)	(50)
Increase (decrease) in cash, cash equivalents, and restricted cash	(172)	204
Cash, cash equivalents, and restricted cash, beginning of period	803	566
Cash, cash equivalents, and restricted cash, end of period	$631	$770
Supplemental Cash Flow Information
Cash paid during the period for interest	$65	$67
Cash paid during the period for income taxes, net of refunds	$46	$41
Lease assets obtained in exchange for new operating lease liabilities	$15	$51
Non-cash Investing Activities
Period end balance of accounts payable for property, plant, and equipment	$91	$96
Deferred purchase price of receivables factored in the period	$135	$60
Reduction in assets from redeemable noncontrolling interest transaction with owner	$—	$53

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
Unaudited
(dollars in millions, except per share amounts)

	Q1 2021						Q1 2020
	Net income (loss) attributable to Tenneco Inc.	Per Share	Net income (loss) attributable to noncontrolling interests	Income tax (expense) benefit	EBIT	EBITDA (3)	Net income (loss) attributable to Tenneco Inc.	Per Share	Net income (loss) attributable to noncontrolling interests	Income tax (expense) benefit	EBIT	EBITDA (3)
Earnings (Loss) Measures	$65	$0.79	$22	$(47)	$204	$359	$(839)	$(10.34)	$13	$94	$(845)	$(674)
Adjustments:
Restructuring and related expenses (5)	28	0.33	—	(3)	31	28	31	0.38	—	(8)	39	34
Loss on sale of business	—	0.01	—	(1)	1	1	—	—	—	—	—	—
Other costs (including strategic and transaction related) (6)	8	0.10	—	—	8	8	19	0.23	—	(6)	25	25
Gain on debt extinguishment	(8)	(0.10)	—	—	(8)	(8)	—	—	—	—	—	—
Goodwill and intangibles impairment charge (7)	—	—	—	—	—	—	366	4.52	5	(12)	383	383
Asset impairments (8)	—	—	—	—	—	—	371	4.57	7	(93)	471	471
Noncontrolling interests adjustments (9)	—	—	—	—	—	—	11	0.14	(11)	—	—	—
Net tax adjustments	(3)	(0.04)	—	(3)	—	—	15	0.19	—	15	—	—
Adjusted Net income, EPS, NCI, Tax, EBIT, and EBITDA (4)	$90	$1.09	$22	$(54)	$236	$388	$(26)	$(0.31)	$14	$(10)	$73	$239

	Q1 2021
	Global Segments
	Motorparts	Performance Solutions	Clean Air	Powertrain	Total	Corporate	Total
Net income (loss) attributable to Tenneco Inc.							$65
Net income (loss) attributable to noncontrolling interests							22
Net income (loss)							87
Income tax (expense) benefit							(47)
Interest expense							(70)
EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests							204
Depreciation and amortization							155
Total EBITDA including noncontrolling interests (3)	$102	$43	$149	$115	$409	$(50)	$359
Restructuring and related expenses(5)	2	4	9	11	26	2	28
Loss on sale of business	1	—	—	—	1	—	1
Other costs (including strategic and transaction related) (6)	—	—	(1)	—	(1)	9	8
Gain on debt extinguishment	—	—	—	—	—	(8)	(8)
Adjusted EBITDA (4)	$105	$47	$157	$126	$435	$(47)	$388

	Q1 2020*
	Global Segments
	Motorparts	Performance Solutions	Clean Air	Powertrain	Total	Corporate	Total
Net income (loss) attributable to Tenneco Inc.							$(839)
Net income (loss) attributable to noncontrolling interests							13
Net income (loss)							(826)
Income tax (expense) benefit							94
Interest expense							(75)
EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests							(845)
Depreciation and amortization							171
Total EBITDA including noncontrolling interests (3)	$(40)	$(674)	$99	$27	$(588)	$(86)	$(674)
Restructuring and related expenses(5)	3	25	1	—	29	5	34
Goodwill and intangible impairment charges (7)	110	232	—	41	383	—	383
Asset impairments (8)	—	455	—	—	455	16	471
Other costs (including strategic and transaction related) (6)	—	—	4	—	4	21	25
Adjusted EBITDA (4)	$73	$38	$104	$68	$283	$(44)	$239
___________________________________

* Beginning in the first quarter of 2021, the Company made a change to its operating segments. This change consisted of moving a reporting unit within the Powertrain segment to the Ride Performance segment. In addition, with this change to its segments, Ride Performance was renamed Performance Solutions. As such, prior period operating segment results have been conformed to reflect the Company's current operating segments.

(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization.  EBITDA including noncontrolling interests is not a calculation based upon GAAP.  The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors.  However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4) Adjusted results are presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between periods.  Similar adjustments have been recorded in earlier periods and similar types of adjustments can reasonably be expected to be recorded in future periods.  The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(5) Q1 2021 and Q1 2020 includes $3 million and $5 million of accelerated depreciation related to plant closures, respectively.

(6) Amounts in Q1 2020 included costs related to the acquisitions and expected separation.

(7) Non-cash asset impairment charge related to goodwill and intangibles.

(8) Asset impairment charges.

(9) Amount relates to adjustments made to mark certain redeemable noncontrolling interests to their redemption values.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) REVENUE AND EARNINGS TO NON-GAAP REVENUE AND EARNINGS MEASURES(2)
UNAUDITED
(dollars in millions except percents)

	Q1 2021
	Global Segments
	Motorparts	Performance Solutions	Clean Air	Powertrain	Total	Corporate	Total
Net sales and operating revenues	$719	$787	$2,124	$1,101	$4,731	$—	$4,731
Less: Substrate sales	—	—	1,088	—	1,088	—	1,088
Value-add revenues	$719	$787	$1,036	$1,101	$3,643	$—	$3,643

EBITDA	$102	$43	$149	$115	$409	$(50)	$359
EBITDA as a % of revenue	14.2%	5.5%	7.0%	10.4%	8.6%		7.6%
EBITDA as a % of value-add revenue	14.2%	5.5%	14.4%	10.4%	11.2%		9.9%

Adjusted EBITDA	$105	$47	$157	$126	$435	$(47)	$388
Adjusted EBITDA as a % of revenue	14.6%	6.0%	7.4%	11.4%	9.2%		8.2%
Adjusted EBITDA as a % of value-add revenue	14.6%	6.0%	15.2%	11.4%	11.9%		10.7%

	Q1 2020
	Global Segments
	Motorparts	Performance Solutions	Clean Air	Powertrain	Total	Corporate	Total
Net sales and operating revenues	$706	$669	$1,545	$916	$3,836	$—	$3,836
Less: Substrate sales	—	—	700	—	700	—	700
Value-add revenues	$706	$669	$845	$916	$3,136	$—	$3,136

EBITDA	$(40)	$(674)	$99	$27	$(588)	$(86)	$(674)
EBITDA as a % of revenue	(5.7)%	(100.7)%	6.4%	2.9%	(15.3)%		(17.6)%
EBITDA as a % of value-add revenue	(5.7)%	(100.7)%	11.7%	2.9%	(18.8)%		(21.5)%

Adjusted EBITDA	$73	$38	$104	$68	$283	$(44)	$239
Adjusted EBITDA as a % of revenue	10.3%	5.7%	6.7%	7.4%	7.4%		6.2%
Adjusted EBITDA as a % of value-add revenue	10.3%	5.7%	12.3%	7.4%	9.0%		7.6%
_____________________________________
(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect EBITDA and adjusted EBITDA as a percent of both total revenues and value-add revenues.  Substrate sales include precious metals pricing, which may be volatile.  Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue.  Excluding substrate sales removes this impact.  Further, presenting EBITDA and adjusted EBITDA as a percent of value-add revenue assists investors in evaluating the company's operational performance without the impact of such substrate sales.  See prior pages for a discussion of EBITDA and adjusted EBITDA.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP REVENUE MEASURES(2)
Unaudited
(dollars in millions except percents)

	Q1 2020 Value- add Revenues	Currency	Volume, Mix and Other	Q1 2021 Value- add Revenues	% Change increase (decrease) excluding currency
Motorparts	$706	$9	$4	$719	0.6%
Performance Solutions	669	27	91	787	13.6%
Clean Air	845	27	164	1,036	19.4%
Powertrain	916	41	144	1,101	15.7%
Total Tenneco Inc.	$3,136	$104	$403	$3,643	12.9%
________________________________
(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar.  Additionally, substrate sales include precious metals pricing, which may be volatile.  Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue.  Excluding substrate sales removes this impact.  Tenneco uses this information to analyze the trend in revenues before these factors.  Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF NON-GAAP MEASURES
Debt net of total cash / Adjusted LTM EBITDA including noncontrolling interests
Unaudited
(dollars in millions except ratios)

	March 31, 2021	March 31, 2020
Total debt	$5,235	$6,012
Total cash, cash equivalents and restricted cash (total cash)	631	770
Debt net of total cash balances (1)	$4,604	$5,242
Adjusted LTM EBITDA including noncontrolling interests (2) (3)	$1,194	$1,327
Ratio of debt net of total cash balances to adjusted LTM EBITDA including noncontrolling interests (4)	3.9x	4.0x

	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q1 2021 LTM
Net income (loss) attributable to Tenneco Inc.	$(350)	$(499)	$167	$65	$(617)
Net income (loss) attributable to noncontrolling interests	10	19	19	22	70
Net income (loss)	(340)	(480)	186	87	(547)
Income tax (expense) benefit	101	(648)	(6)	(47)	(600)
Interest expense	(66)	(68)	(68)	(70)	(272)
EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests	(375)	236	260	204	325
Depreciation and amortization	159	151	158	155	623
Total EBITDA including noncontrolling interests (2)	$(216)	$387	$418	$359	$948

Adjustments:
Restructuring and related expenses	105	24	6	28	163
Inventory write-down (5)	82	(9)	—	—	73
Other costs (including strategic and transaction related) (6)	8	4	1	8	21
Asset impairments (7)	29	3	—	—	32
Antitrust reserve change in estimate (8)	—	—	(11)	—	(11)
(Gain)/Loss on sale of assets or business	—	—	(2)	1	(1)
Gain on extinguishment of debt	—	—	(2)	(8)	(10)
OPEB curtailment (9)	—	(21)	—	—	(21)
Total Adjusted EBITDA including noncontrolling interests (3)	$8	$388	$410	$388	$1,194

	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q1 2020 LTM
Net income (loss) attributable to Tenneco Inc.	$26	$70	$(313)	$(839)	$(1,056)
Net income (loss) attributable to noncontrolling interests	19	8	75	13	115
Net income (loss)	45	78	(238)	(826)	(941)
Income tax (expense) benefit	(14)	9	(14)	94	75
Interest expense	(82)	(79)	(80)	(75)	(316)
EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests	141	148	(144)	(845)	(700)
Depreciation and amortization	169	165	170	171	675
Total EBITDA including noncontrolling interests (2)	$310	$313	$26	$(674)	$(25)

Adjustments:
Restructuring and related expenses	57	28	36	34	155
Goodwill and intangible impairment charges (10)	—	9	172	383	564
Asset impairments (7)	—	—	—	471	471
Other costs (including strategic and transaction related) (6)	27	30	30	25	112
Antitrust reserve change in estimate (8)	—	(9)	—	—	(9)
Cost reduction initiatives (11)	2	6	(1)	—	7
Costs to achieve synergies (12)	7	7	8	—	22
Purchase accounting charges (13)	3	11	2	—	16
Process harmonization (14)	1	—	16	—	17
Pension adjustments (15)	—	—	(2)	—	(2)
Warranty charge (16)	7	1	—	—	8
Brazil tax credit (17)	—	(22)	—	—	(22)
Out of period adjustment (18)	—	5	—	—	5
Impairment of assets held for sale	—	8	—	—	8
Total Adjusted EBITDA including noncontrolling interests (3)	$414	$387	$287	$239	$1,327
_____________________________

(1) Tenneco presents debt net of total cash balances because management believes it is a useful measure of Tenneco's credit position and progress toward reducing leverage. The calculation is limited in that the company may not always be able to use cash to repay debt on a dollar-for-dollar basis.

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon GAAP. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(3) Adjusted EBITDA including noncontrolling interests is presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between the periods. Similar adjustments to EBITDA including noncontrolling interests have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(4) Tenneco presents the above reconciliation of the ratio of debt net of total cash to Adjusted LTM EBITDA including noncontrolling interests to show trends that investors may find useful in understanding the company's ability to service its debt. For purposes of this calculation, Adjusted LTM EBITDA including noncontrolling interests is used as an indicator of the company's performance and debt net of total cash is presented as an indicator of the company's credit position and progress toward reducing the company's financial leverage. This reconciliation is provided as supplemental information and not intended to replace the company's existing covenant ratios or any other financial measures that investors may find useful in describing the company's financial position. See notes (1), (2) and (3) for a description of the limitations of using debt net of total cash, EBITDA including noncontrolling interests and Adjusted EBITDA including noncontrolling interests.

(5) Non-cash charge to write-down inventory in the Motorparts segment in connection with its initiative to rationalize its supply chain and distribution network.

(6) Amounts in prior periods included costs related to the acquisitions and expected separation.

(7) Asset impairment charges.

(8) Reduction in estimated antitrust accrual.

(9) OPEB curtailment as a result of an amended union agreement that eliminates healthcare benefits for future retirees.

(10) Non-cash asset impairment charge related to goodwill and intangibles.

(11) Costs related to cost reduction initiatives.

(12) Costs to achieve synergies related to the Acquisitions.

(13) This primarily relates to a non-cash charge to cost of sales for the amortization of the inventory fair value step-up recorded as part of the Acquisitions.

(14) Charge due to process harmonization.

(15) Charges related to pension derisking and other adjustments.

(16) Charge related to warranty. Although Tenneco regularly incurs warranty costs, this specific charge is of an unusual nature in the period incurred.

(17) Recovery of value-added tax in a foreign jurisdiction.

(18) Inventory losses attributable to prior periods.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP REVENUE MEASURES(2)
Unaudited
(dollars in millions)

	Q1 2021
	Original equipment light vehicle revenues	Original equipment commercial truck, off- highway, industrial and other revenues	Aftermarket & original equipment service revenues	Total
Net sales and operating revenues	$2,905	$774	$1,052	$4,731
Less: Substrate sales	906	149	33	1,088
Value-add revenues	$1,999	$625	$1,019	$3,643

	Q1 2020 (3)
	Original equipment light vehicle revenues	Original equipment commercial truck, off- highway, industrial and other revenues	Aftermarket & original equipment service revenues	Total
Net sales and operating revenues	$2,264	$532	$1,040	$3,836
Less: Substrate sales	573	107	20	700
Value-add revenues	$1,691	$425	$1,020	$3,136

	Q1 2020 Value-add Revenues	Currency	Volume, Mix and Other	Q1 2021 Value-add Revenues	% Change increase (decrease) excluding currency
Original equipment light vehicle revenues	$1,691	$78	$230	$1,999	13.6%
Original equipment commercial truck, off-highway, industrial and other revenues	425	38	162	625	38.1%
Aftermarket & original equipment service revenues	1,020	(12)	11	1,019	1.1%
Total Tenneco Inc.	$3,136	$104	$403	$3,643	12.9%
________________________________________
(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar.  Additionally, substrate sales include precious metals pricing, which may be volatile.  Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue.  Excluding substrate sales removes this impact.  Tenneco uses this information to analyze the trend in revenues before these factors.  Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

(3) Prior to the second quarter 2020, original equipment service revenues was previously classified within original equipment light vehicle revenues and original equipment commercial truck, off-highway, industrial and other revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) REVENUE AND EARNINGS TO NON-GAAP REVENUE AND EARNINGS MEASURES(2) - Q2, Q3, Q4 & FY 2020 RECAST
Unaudited
(dollars in millions)

	Q2 2020
	Global Segments
	Motorparts	Performance Solutions	Clean Air	Powertrain	Total	Corporate	Total
Net sales and operating revenues	$559	$378	$1,140	$560	$2,637	$—	$2,637
Less: Substrate sales	—	—	623	—	623	—	623
Value-add revenues (3)	$559	$378	$517	$560	$2,014	$—	$2,014

As Previously Reported:
Total EBITDA including noncontrolling interests (4)	$(52)	$(70)	$17	$(62)	$(167)	$(49)	$(216)
Adjustments:
Restructuring and related expenses	17	29	21	37	104	1	105
Inventory write-down	82	—	—	—	82	—	82
Asset impairments	24	—	—	4	28	1	29
Other costs (including strategic and transaction related)	—	—	—	—	—	8	8
Adjusted EBITDA (5)	$71	$(41)	$38	$(21)	$47	$(39)	$8

Recasts for Transfer of Business Line:
Adjustment to Total EBITDA including noncontrolling interests	—	7	—	(7)	—	—	—
Recast Total EBITDA including noncontrolling interests (4)	(52)	(63)	17	(69)	(167)	(49)	(216)
Total adjustments (no change from what is noted above)	123	29	21	41	214	10	224
Recast Adjusted EBITDA (5)	$71	$(34)	$38	$(28)	$47	$(39)	$8

Recast Adjusted EBITDA as a % of value-add revenue (6)	12.7%	(9.0)%	7.4%	(5.0)%	2.3%		0.4%

	Q3 2020
	Global Segments
	Motorparts	Performance Solutions	Clean Air	Powertrain	Total	Corporate	Total
Net sales and operating revenues	$730	$679	$1,919	$928	$4,256	$—	$4,256
Less: Substrate sales	—	—	961	—	961	—	961
Value-add revenues (3)	$730	$679	$958	$928	$3,295	$—	$3,295

As Previously Reported:
Total EBITDA including noncontrolling interests (4)	$138	$23	$149	$111	$421	$(34)	$387
Adjustments:
Restructuring and related expenses	(1)	11	1	13	24	—	24
Inventory write-down	(9)	—	—	—	(9)	—	(9)
Asset impairments	3	—	—	—	3	—	3
Other costs (including strategic and transaction related)	—	(2)	(1)	—	(3)	7	4
OPEB curtailment	—	—	—	—	—	(21)	(21)
Adjusted EBITDA (5)	$131	$32	$149	$124	$436	$(48)	$388

Recasts for Transfer of Business Line:
Adjustment to Total EBITDA including noncontrolling interests	—	23	—	(23)	—	—	—
Recast Total EBITDA including noncontrolling interests (4)	138	46	149	88	421	(34)	387
Total adjustments (no change from what is noted above)	(7)	9	—	13	15	(14)	1
Recast Adjusted EBITDA (5)	$131	$55	$149	$101	$436	$(48)	$388

Recast Adjusted EBITDA as a % of value-add revenue (6)	17.9%	8.1%	15.6%	10.9%	13.2%		11.8%

	Q4 2020
	Global Segments
	Motorparts	Performance Solutions	Clean Air	Powertrain	Total	Corporate	Total
Net sales and operating revenues	$730	$776	$2,117	$1,027	$4,650	$—	$4,650
Less: Substrate sales	—	—	1,071	—	1,071	—	1,071
Value-add revenues (3)	$730	$776	$1,046	$1,027	$3,579	$—	$3,579

As Previously Reported:
Total EBITDA including noncontrolling interests (4)	$109	$29	$175	$151	$464	$(46)	$418
Adjustments:
Restructuring and related expenses	1	3	(1)	1	4	2	6
Other costs (including strategic and transaction related)	—	—	(3)	—	(3)	4	1
Antitrust reserve change in estimate	—	—	(11)	—	(11)	—	(11)
(Gain)/Loss on sale of assets	—	(3)	—	—	(3)	1	(2)
Gain on extinguishment of debt	—	—	—	—	—	(2)	(2)
Adjusted EBITDA (5)	$110	$29	$160	$152	$451	$(41)	$410

Recasts for Transfer of Business Line:
Adjustment to Total EBITDA including noncontrolling interests	—	28	—	(28)	—	—	—
Recast Total EBITDA including noncontrolling interests (4)	109	57	175	123	464	(46)	418
Total adjustments (no change from what is noted above)	1	—	(15)	1	(13)	5	(8)
Recast Adjusted EBITDA (5)	$110	$57	$160	$124	$451	$(41)	$410

Recast Adjusted EBITDA as a % of value-add revenue (6)	15.1%	7.3%	15.3%	12.1%	12.6%		11.5%

	Q4 2020 YTD
	Global Segments
	Motorparts	Performance Solutions	Clean Air	Powertrain	Total	Corporate	Total
Net sales and operating revenues	$2,725	$2,502	$6,721	$3,431	$15,379	$—	$15,379
Less: Substrate sales	—	—	3,355	—	3,355	—	3,355
Value-add revenues (3)	$2,725	$2,502	$3,366	$3,431	$12,024	$—	$12,024

As Previously Reported:
Total EBITDA including noncontrolling interests (4)	$155	$(595)	$440	$130	$130	$(215)	$(85)
Adjustments:
Restructuring and related expenses	20	68	22	51	161	8	169
Inventory write-down	73	—	—	—	73	—	73
Asset impairments	27	455	—	4	486	17	503
Other costs (including strategic and transaction related)	—	(2)	—	—	(2)	40	38
Antitrust reserve change in estimate	—	—	(11)	—	(11)	—	(11)
(Gain)/Loss on sale of assets	—	(3)	—	—	(3)	1	(2)
Gain on extinguishment of debt	—	—	—	—	—	(2)	(2)
OPEB curtailment	—	—	—	—	—	(21)	(21)
Goodwill and intangible impairment charges	110	113	—	160	383	—	383
Adjusted EBITDA (5)	$385	$36	$451	$345	$1,217	$(172)	$1,045

Recasts for Transfer of Business Line:
Adjustment to Total EBITDA including noncontrolling interests	—	(39)	—	39	—	—	—
Recast Total EBITDA including noncontrolling interests (4)	155	(634)	440	169	130	(215)	(85)
Total adjustments	230	750	11	96	1,087	43	1,130
Recast Adjusted EBITDA (5)	$385	$116	$451	$265	$1,217	$(172)	$1,045

Recast Adjusted EBITDA as a % of value-add revenue (6)	14.1%	4.6%	13.4%	7.7%	10.1%		8.7%
________________________________________
(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect EBITDA and adjusted EBITDA as a percent of value-add revenues.  Substrate sales include precious metals pricing, which may be volatile.  Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue.  Excluding substrate sales removes this impact.  Further, presenting EBITDA and adjusted EBITDA as a percent of value-add revenue assists investors in evaluating the company's operational performance without the impact of such substrate sales.  See prior pages for a discussion of EBITDA and adjusted EBITDA.

(3)  Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from substrate sales.  Substrate sales include precious metals pricing, which may be volatile.  Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue.  Excluding substrate sales removes this impact.  Tenneco uses this information to analyze the trend in revenues before these factors.  Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

(4) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization.  EBITDA including noncontrolling interests is not a calculation based upon GAAP.  The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors.  However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(5) "Adjusted EBITDA" is EBITDA including noncontrolling interests (after giving effect to the reclassification and segment change described above) and is presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between the periods.  Similar adjustments to EBITDA including noncontrolling interests have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(6)  Tenneco presents the above reconciliation in order to reflect Adjusted EBITDA as a percent of  value-add revenues.  Presenting Adjusted EBITDA as a percent of value-add revenue assists investors in evaluating the company's operational performance without the impact of substrate sales, which can be volatile.